UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:   (Date of Earliest Event Reported) April 3, 2018 (March 7, 2018)

PANHANDLE OIL AND GAS INC.

(Exact name of registrant as specified in its charter)

OKLAHOMA	001-31759	73-1055775
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

5400 North Grand Blvd.,
Suite 300
Oklahoma City, OK		73112
(Address of principal executive offices)		(Zip code)

(405) 948-1560
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

________________________________________________________________________

ITEM 3.03     Material Modifications to Rights of Security Holders.

On March 7, 2018, the board of directors (the “Board”) of Panhandle Oil and Gas Inc. (the “Company”) adopted resolutions approving an amendment and restatement of the Company’s bylaws (the “Bylaws”) to effect a change in Section 1.15 of the Bylaws (“Section 1.15”) titled Consent of Shareholders in Lieu of Meeting to allow shareholders to take action without a meeting provided such action is approved by written consent signed by the holders of at least seventy-five (75%) of all outstanding stock entitled to vote on the action.

The previous version of Section 1.15 provided that (i) to the extent that Section 1073(B) of the Oklahoma General Corporation Act (“Section 1073(B)”) applied to the Company, shareholder action by written consent must be signed by the holders of all outstanding shares of Common Stock of the Company, and (ii) to the extent that Section 1073(B) ceases to apply to the Company, shareholder action by written consent must be signed by the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock of the Company. Section 1073(B) was repealed by the State of Oklahoma effective November 1, 2017.

The effective date of the amended and restated Bylaws is March 7, 2018.

The foregoing description is qualified in its entirety by reference to the full text of the amended and restated Bylaws attached hereto as Exhibit 3(ii) and incorporated by reference herein.

ITEM 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 7, 2018, the board of directors (the “Board”) of Panhandle Oil and Gas Inc. (the “Company”) adopted resolutions approving an amendment and restatement of the Company’s bylaws (the “Bylaws”) to effect the following changes:

•

Section 1.15 of the Bylaws (“Section 1.15”) titled Consent of Shareholders in Lieu of Meeting was amended to allow shareholders to take action without a meeting provided such action is approved by written consent signed by the holders of at least seventy-five (75%) of all outstanding stock entitled to vote on the action. The previous version of Section 1.15 provided that (i) to the extent that Section 1073(B) of the Oklahoma General Corporation Act (“Section 1073(B)”) applied to the Company, shareholder action by written consent must be signed by the holders of all outstanding shares of Common Stock of the Company, and (ii) to the extent that Section 1073(B) ceases to apply to the Company, shareholder action by written consent must be signed by the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock of the Company. Section 1073(B) was repealed by the State of Oklahoma effective November 1, 2017.

•

Section 2.12 of the Bylaws titled Resignations was amended to require resignation notices to be delivered to the Lead Independent Director and Secretary; whereas, previously the Bylaws stated resignation notices were required to be delivered to the Lead Independent Director or Secretary.

•	Section 5.01 of the Bylaws titled Certificates of Stock; Uncertificated Shares was amended to require that the Company’s Common Stock certificates be signed by two authorized officers of the Company, including the Chief Executive Officer, the President, any Vice President, the Secretary or an Assistant Secretary. Previously the Bylaws required certificates be signed by the President, a Vice President, the Secretary or an Assistant Secretary. Section 1039 of the Oklahoma General Corporation Act (“Section 1039”) was amended effective November 1, 2017 to allow certificates to be signed by any two authorized officers; whereas previously Section 1039 contained a specific list of who could sign stock certificates.

•

Section 7.12 of the Bylaws titled Facsimile Signatures was amended such that anywhere the Bylaws authorize the use of facsimile signatures, the use of conformed signatures or electronically transmitted signatures are also authorized.

The effective date of the amended and restated Bylaws is March 7, 2018.

ITEM 5.05    Amendments to the Code of Ethics, or Waiver of a Provision of the Code of Ethics

On March 7, 2018, the Company’s Board adopted resolutions approving amendments of the Company’s Code of Ethics and Business Practices (“Code of Ethics”) to effect the following changes:

•

A section titled Loans has been added to the Code of Ethics which states that loans by the Company to, or guarantees by the Company of obligations of, any director or executive officer, or their family members are expressly prohibited. Previously the Code of Ethics was silent regarding loans to, or obligations of directors and officers, and their family members.

•

The section titled Confidential Company Information has been amended to allow disclosure of confidential information only when disclosure is expressly authorized or required or permitted by applicable law. Previously the Code of Ethics was silent regarding the authorization to disclose confidential information when authorized or required or permitted by applicable law; the Code of Ethics only addressed the prohibition of the disclosure of confidential information as a whole.

ITEM 9.01     Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Description
3 (ii)	Bylaws of Panhandle Oil and Gas Inc. (Amended and Restated on March 7, 2018)
14	Panhandle Oil and Gas Inc. and Subsidiaries Code of Ethics and Business Practices (Amended on March 7, 2018)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANHANDLE OIL AND GAS INC.

		By:	/s/ Paul F. Blanchard Jr.
Paul F. Blanchard Jr.,
President and CEO

DATE:	April 3, 2018